SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                               August 29, 1996



                              CULBRO CORPORATION

              (Exact name of registrant as specified in charter)

                              Filing Fee #026093


       New_York                     1-1210                 13-0762310
(State or other jurisdiction     (Commission            (IRS Employer
    of incorporation)            File Number)           Identification No.)


387_Park_Avenue_South,_New_York,_New_York                  10016-8899
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code       (212)_448-3800

Item_5.__Other_Events.

         The Registrant announced on August 27, 1996 that it and its General Cigar Co., Inc. subsidiary were holding preliminary discussions with privately held Villazon & Company, Inc. which could lead to the acquisition of
that company by the Registrant.   See the Press Release filed herewith as
Exhibit Item 7(c)(1).






Item_7.__Financial_Statements_and_Exhibits.

         (a)(1)   N/A

         (b)      N/A

         (c)      Exhibits:

                  (1)   Culbro Corporation Press Release, dated August 27,
                        1996.

                               Exhibit 7(c)(1)




                                                              A. Ross Wollen
                                                              (212) 448-3820


          Culbro in Discussions to Acquire Villazon & Company, Inc.


        NEW YORK, NEW YORK (August 27, 1996) -  Culbro Corporation
(NYSE: CBO) and its General Cigar unit announced today that they were holding preliminary discussions with privately held Villazon & Company, Inc. which could lead to the acquisition of Villazon by Culbro. It is anticipated the transaction would be completed by 1996 year end.

        Villazon manufactures and sells the popular Hoyo de Monterey and Punch brands of premium cigars. It has manufacturing facilities in Florida and Honduras and is headquartered in Tampa, Florida.

        The acquisition is subject to the execution of a definitive purchase agreement and other customary conditions and approvals.

        Culbro is a diversified corporation with interest in cigars, labeling systems and packaging machinery, real estate and landscape nursery stock.
The Corporation also holds equity interest in businesses engaged in wholesale distribution of tobacco, groceries and sundry consumer products, and publishing in the United Kingdom.

                                  SIGNATURES









         Pursuant to the requirements of the Securities Exchange Act of 1934,

the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                          CULBRO CORPORATION


                                          By:/s/ A. ROSS WOLLEN
                                              A. Ross Wollen
                                              Senior Vice President
                                              Secretary and General Counsel


Dated:  August 29, 1996